SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) of the

SECURITIES EXCHANGE ACT OF 1934

__________________

Date of Report: July 6, 2007

PACER HEALTH CORPORATION

(Exact Name of Registrant as Specified in Charter)

Florida	0-28729	11-3144463
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

7759 N.W. 146th Street

Miami Lakes, Florida 33016

 (Address of principal executive offices)

(305) 828-7660

(Registrant's Executive Office Telephone Number)

MI-200859

ITEM 1.01.  ENTRY INTO MATERIAL DEFINITIVE AGREEMENT.

On July 6, 2007 (the “Transaction Date”), Pacer Health Corporation, a Florida corporation (the “Company”) entered into a Securities Purchase Agreement (the “SPA”) with Cornell Capital Partners, L.P. (the “Investor”) pursuant to which the Company sold to the Investor, and the Investor purchased from the Company, up to Five Million Five Hundred Thousand Dollars ($5,500,000) of Secured Convertible Debentures (the “Debentures”), which shall be convertible into shares of the Company’s common stock, par value $0.001 per share (“Common Stock”) and warrants (the “Warrants”) to acquire up to Two Hundred Twenty-Two Million (220,000,000) additional shares of Common Stock, of which Three Million Five Hundred Thousand Dollars ($3,500,000) was funded on the Transaction Date, One Million Five Hundred Thousand Dollars ($1,500,000) shall be funded on the date a registration statement (the “Registration Statement”) is filed in accordance with and pursuant to that certain Investor Registration Rights Agreement (the “RRA”), dated the Transaction Date, with the U.S. Securities and Exchange Commission (the “SEC”) and Five Hundred Thousand Dollars ($500,000) shall be funded within five (5) business days after the registration statement is declared effective by the SEC for a total purchase price of up to Five Million Five Hundred Thousand Dollars ($5,500,000).

The Debentures shall accrue interest at a rate equal to thirteen percent (13%) per annum and shall mature, unless extended by the holder in accordance with the terms of the Debentures, on March 31, 2009.  On the maturity date, the Company may, at its option, make the Maturity Payment (an amount representing all outstanding principal and accrued and unpaid interest) in either cash or Common Stock, which Common Stock shall carry the value of the Company Conversion Price (the lower of $0.02 and that price which shall be computed as 80% of the lowest daily volume weighted average price of the Common Stock during the fifteen (15) consecutive trading days immediately preceding the applicable payment date).  The Company shall pay a redemption premium of seven and one half percent (7.5%) of the Maturity Payment and shall not be permitted to satisfy the Maturity Payment with Common Stock in excess of ten percent (10%) of the aggregate dollar trading volume (as reported on Bloomberg Financial Markets) of the Common Stock over the thirty (30) consecutive trading day period ending on the trading day immediately preceding such date of payment.  The Company at its option shall also have the right to redeem a portion or all amounts outstanding under this Debenture prior to the Maturity Date provided that as of the date of the holder’s receipt of a Redemption Notice (as defined therein): (i) the closing bid price is less than $0.02; (ii) the Registration Statement is effective; and (iii) no event of default has occurred and be continuing.  The Company shall pay an amount equal to the principal amount being redeemed plus a redemption premium equal to fifteen percent (15%) of the principal amount being redeemed and accrued interest.

The Debentures shall be convertible into fully paid and nonassessable shares of Common Stock, at the holder’s discretion, at a conversion rate to be determined by dividing the amount to be converted by $0.02, subject to adjustment as provided in the Debenture agreement.  The Company shall not effect any conversion, and the holder of shall not have the right to convert any portion of the Debentures to the extent that after giving effect to such conversion, the holder (together with the holder’s affiliates) would beneficially own in excess of 4.99% of the number of shares of Common Stock outstanding immediately after giving effect to such conversion.

As long as the Debentures are outstanding, the Company shall not and shall cause their subsidiaries not to, without the consent of the holder, (i) amend its articles of incorporation, bylaws or other charter documents so as to adversely affect any rights of the holder; (ii) repay, repurchase or offer to repay, repurchase or otherwise acquire shares of its Common Stock or other equity securities other than as to the Underlying Shares (shares of Common Stock issuable upon conversion of the Debentures or as payment of interest in accordance with the Debentures) to the extent permitted or required under the Transaction Documents (as defined in the Debentures); or (iii) enter into any agreement with respect to any of the foregoing.

Pursuant to the terms of the Debentures, the Company’s ratio of accounts payable to net accounts receivable, as reported in its periodic filings with the SEC shall not rise above 0.5.  If the Company completes an acquisition of a facility prior to the Maturity Date, the ratio shall be allowed to be up to 0.75, for a maximum of two (2) consecutive quarters following said acquisition.  Any failure to file a periodic report with the SEC in the time frame prescribed by the SEC for such filing shall constitute a failure to conform with this covenant.

Pursuant to the terms of the Debentures, (i) the holder shall be entitled to designate one individual to serve as a board observer, and to change, from time to time, the board observer, in its sole discretion; (ii) the Company shall redeem outstanding amounts of principal owed upon the sale of any Company facility, and the amount redeemed shall be equal to fifty percent (50%) of the sale proceeds offset only by expenses reasonably incurred in connection with the sale of the facility; and (iii) the Company shall maintain, at a minimum, malpractice insurance coverage, at each of its hospitals, with limits of $1,000,000 per occurrence and an aggregate limit of $3,000,000.

In connection with the SPA, the Company also issued to the Investor the Warrants to purchase, in Investor’s sole discretion, Two Hundred Twenty Million (220,000,000) shares of Common Stock at a price of $0.02 per share.  So long as the Company is in default under any of the Transaction Documents (as defined in the Debentures) or the shares underlying the Warrant are not subject to an effective registration statement, the holder may, in its sole discretion during such time, exercise the Warrant in whole or in part and, in lieu of making the cash payment otherwise contemplated to be made to the Company upon such exercise in payment of the Aggregate Exercise Price (as defined in the Warrant), elect instead to receive upon such exercise the net number of shares of Common Stock determined according to a specified formula set forth in the Warrant.  The Company shall not effect the exercise of the Warrant, and the holder shall not have the right to exercise the Warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates) would beneficially own in excess of 4.99% of the shares of Common Stock outstanding immediately after giving effect to such exercise. A copy of the Warrant has been provided herewith.

Contemporaneously with the execution and delivery of the SPA, the Company and the Investor executed and delivered the RRA pursuant to which the Company shall provide certain registration rights to Investor with respect to the Registrable Securities (as defined in the RRA) under the Securities Act of 1933, as amended and the rules and regulations promulgated thereunder, and applicable state securities laws.  Specifically, the Company shall file with the SEC a Registration Statement within thirty (30) days of the Transaction Date covering the resale of the Registrable Securities.  The registration statement shall register 401,500,000 shares of Common Stock to be issued upon conversion of the Debentures and Two Hundred Twenty Million (220,000,000) shares underlying the Warrants.  The Company shall use its best efforts to have the Registration Statement declared effective by the SEC no later than 180 days from the Transaction Date.  A copy of the RRA has been provided herewith.

In connection with the SPA, the Company and the Investor also entered into a Security Agreement, of even date with the SPA (the “Security Agreement”), to secure those obligations of the Company under the SPA, the Debentures and the Transaction Documents (as defined in the Debentures).  Certain officers of the Company (the “Pledgors”) and the Investor also entered into a Pledge and Escrow Agreement, of even date with the SPA (the “Pledge Agreement”), pursuant to which the Pledgors pledged certain Pledged Shares (as defined therein) of Common Stock to secure the Company’s obligations under the SPA, the Debentures and the Transaction Documents (as defined in the SPA).  Copies of the Security Agreement and the Pledge Agreement have been provided herewith.  The Company also agreed to execute a mortgage on certain real property owned by the Company and various of the Company’s subsidiaries not later than thirty (30) days following the Transaction Date.

In connection with the SPA, the Company, the Investor and the Company’s transfer agent executed those certain Irrevocable Transfer Agent Instructions, of even date with the SPA, a copy of which has been provided herewith.

ITEM 3.02.  UNREGISTERED SALES OF EQUITY SECURITIES

See Item 1.01 herein above.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS

(a)

Not applicable.

(b)

Not applicable.

(c)

Not applicable.

(d)

Exhibit No. Description:

EXHIBIT	DESCRIPTION	LOCATION
Exhibit 10.1	Securities Purchase Agreement dated as of July 6, 20067, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
Exhibit 10.2	Convertible Debenture, dated as of July 6, 2007, issued by the Company to Cornell Capital Partners, L.P.	Provided herewith
Exhibit 10.3	Warrant, dated as of July 6, 2007, issued by the Company to Cornell Capital Partners, L.P.	Provided herewith
Exhibit 10.4	Security Agreement, dated as of July 6, 2007, by and between the Company, the Company’s subsidiaries made a party thereto and Cornell Capital Partners, L.P.	Provided herewith
Exhibit 10.5	Pledge & Escrow Agreement, dated as of July 6, 2007, by and between the Pledgors named therein, David Gonzalez, Esq. as escrow agent and Cornell Capital Partners, L.P.	Provided herewith
Exhibit 10.6	Registration Rights Agreement, dated as of July 6, 2007, by and between the Company and Cornell Capital Partners, L.P.	Provided herewith
Exhibit 10.7

Irrevocable Transfer Agent Instructions, dated as of July 6, 2007, by and among the Company, Cornell Capital Partners, L.P., David Gonzalez ,Esq. as escrow agent and Computershare Transfer Company, Inc., as transfer agent

Provided herewith

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 16, 2007	PACER HEALTH CORPORATION

By: /s/ Rainier Gonzalez
Name: Rainier Gonzalez
Its: President and Chief Executive Officer